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                          EXHIBIT 23.9

               CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
  Pacific Dental Services, Inc. and
    consolidated partnership

   We consent to the incorporation by reference of our report on the financial statements of Pacific Dental Services, Inc. and consolidated partnership dated June 15, 1998, except as to Note 12, which is as of June 30, 1998, and to the reference to our firm under the heading "Experts" in the Registration Statement on Form S-4.

                                  /s/ KPMG Peat Marwick LLP

Orange County, California
October 30, 1998